Exhibit 10.1

AMENDMENT NO. 1 TO

RESTATED SUBORDINATED SECURED PROMISSORY NOTE

THIS AMENDMENT NO. 1 TO RESTATED SUBORDINATED SECURED PROMISSORY NOTE (“Amendment”) is made as of the 31st day of March, 2012, by and between eGain Communications Corporation, a Delaware corporation (the “Company”) and Ashutosh Roy (the “Lender”).

RECITALS

WHEREAS, the Company and the Lender entered into that certain Restated Subordinated Secured Promissory Note dated September 24, 2008 (the “Note”) with a face amount of $8,629,795, of which a portion of such Note has been previously repaid and $5,452,887 is outstanding as of March 31, 2012;

WHEREAS, the Company and the Lender desire to amend the Note to extend the Maturity Date of the Note from March 31, 2012 to June 29, 2012, to reduce the interest rate on the Note to 8% beginning as of April 1, 2012, and to provide that the Note may be voluntarily prepaid in full or in part, without penalty; and

WHEREAS, the Company and the Lender, by their signature below, hereby consent to this Amendment:

NOW, THEREFORE, in consideration of the mutual covenants, agreements and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, each of the Company and the Lender agree as follows:

1. Amendment.

1.1 Effective as of April 1, 2012 the “Face Amount” of the Note shall for all purposes be $5,561,945.

1.2 Section 2 of the Note is hereby amended in its entirety to read as follows:

“Principal Repayments. The Company shall repay the entire outstanding Face Amount on June 30, 2012 (the “Maturity Date”).”

1.4 Section 6 of the Note is hereby amended in its entirety to read as follows:

“Voluntary Prepayment.

(a) The Company may prepay this Note in full or in part (provided, however, that no partial prepayments of this Note shall be allowed in amounts less than $250,000) at any time prior to the Maturity Date upon the provision of ten (10) days prior written notice to the Lender, consistent with the requirements of subsection (b) below.

(b) In the event the Company elects to voluntarily prepay this Note under subsection (a) immediately above, the Company shall pay to the Lender the sum of (i) that amount of principal which the Company elects to prepay under this Note (the “Prepaid Principal”) and (ii) a deemed interest rate component equal to the amount of interest which would have accrued on the Prepaid Principal from April 1, 2012 through the date of partial or full prepayment of such Note (assuming an annual interest rate of 8% for the period from April 1, 2012 to the prepayment date, compounded annually, and a 360 day year). Upon such prepayment, the Face Amount of this Note shall thereupon automatically and without further action by any party be reduced for all purposes hereunder to the product of (x) the Face Amount immediately prior to such voluntary prepayment and (y) the quotient of the Prepaid Principal and $5,452,887.”

2. Severability. In case any one or more of the provisions contained in this Amendment is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Amendment, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

3. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of California, without giving effects to the conflicts of law principles thereof.

4. Titles and Subtitles. The titles and subtitles used in this Amendment are for convenience only and are not to be considered in construing or interpreting this Amendment.

5. Entire Agreement. This Amendment, together with the Note and all agreements referenced therein, represent the entire agreement between the parties concerning the subject matter hereof.

6. Counterparts; Facsimile. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall be effective when executed by the Company and the Lender. This Amendment may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Restated Subordinated Secured Promissory Note as of the date first written above.

EGAIN COMMUNICATIONS CORPORATION

By:	/s/ Eric Smit
Name:	Eric Smit
Title:	Chief Financial Officer

LENDER

/s/ Ashutosh Roy
Ashutosh Roy